Exhibit 10.3

FOURTH AMENDMENT TO FEE AGREEMENT
THIS FOURTH AMENDMENT TO FEE AGREEMENT (this “Amendment”), dated as of October 30, 2020 (the “Effective Date”), is made by and among CITIBANK, N.A. (together with its successors and/or assigns, “Buyer”), TRMT CB LENDER LLC, a Delaware limited liability company (“Seller”), and for the purpose of acknowledging and agreeing to the provision set forth in Section 3 hereof, TREMONT MORTGAGE TRUST, a Maryland real estate investment trust (“Guarantor”).
W I T N E S S E T H:
WHEREAS, Seller and Buyer have entered into that certain Master Repurchase Agreement, dated as of February 9, 2018, as amended by the First Amendment to Master Repurchase Agreement, dated as of November 6, 2018, and the Second Amendment to Master Repurchase Agreement, dated as of the date hereof (as such agreement may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, in connection with the Repurchase Agreement, Seller and Buyer entered into that certain Fee Agreement, dated as of February 9, 2018, as amended by the First Amendment to Fee Agreement, dated as of November 6, 2018, the Second Amendment to Fee Agreement, dated as of February 4, 2019 and the Third Amendment to Fee Agreement, dated as of May 1, 2019 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Fee Agreement”);
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement; and
WHEREAS, Seller and Buyer desire to amend the Fee Agreement as more particularly set forth herein.
NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date, and Guarantor acknowledges and agrees as to the provision set forth in Section 3 as of the Effective Date:
1.Amendment to Fee Agreement.
(a)The following definitions in Section 1 of the Fee Agreement are hereby deleted in their entirety and replaced by the versions below:
“Facility Amount” shall mean $213,482,436.
“Pricing Rate” shall mean, for any Pricing Rate Period, an annual rate equal to the LIBOR Rate for such Pricing Rate Period plus the Applicable Spread for such Transaction and shall be subject to adjustment and/or conversion as provided in the Transaction Documents
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(including, without limitation, as provided in Section 3(g) of the Repurchase Agreement on and after an Index Transition Date, to the Applicable Alternative Rate).
(b)The following definitions are hereby added to Section 1 of the Fee Agreement in alphabetical order:
“Applicable Alternative Rate” shall mean the sum of the Index Rate, the Rate Adjustment, and the Applicable Spread.
“Applicable Index” shall mean:
(a)initially, LIBOR (or, if applicable, the Federal Funds Rate); and
(b)on and after an Index Transition Date, the Replacement Index in effect on such Index Transition Date.
“Index” shall mean LIBOR, Term SOFR, Daily Compounded SOFR and any other interest rate benchmark published for use in, among others, similar repurchase facilities.
“Index Rate” shall mean, with respect to an applicable Pricing Rate Period and Pricing Rate Determination Date, the per annum rate of interest of the Applicable Index.
“Index Transition” shall mean a transition or replacement of an Index with a Replacement Index as the Applicable Index.
“Second Supplemental Facility Fee” shall mean an amount equal to $354,380.84.
(c)The following is hereby added as Section 10 of the Fee Agreement:
“Section 10. Second Supplemental Facility Fee.
On the Fourth Amendment Date, Seller shall pay to Buyer the Second Supplemental Facility Fee.”
2.Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).

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3.Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
4.Conditions Precedent. This Amendment and its provisions shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each of Seller, Buyer and Guarantor.
5.Agreement Regarding Expenses. Seller agrees to pay Buyer’s reasonable out of pocket expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment promptly (and after Buyer or Buyer’s counsel gives Seller an invoice for such expenses).
6.Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended hereby.
7.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, the Guaranty, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.
8.Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.
9.Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.
10.Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Article 19 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.

SELLER:

TRMT CB LENDER LLC,
a Delaware limited liability company

By:	/s/ G. Douglas Lanois
Name: G. Douglas Lanois
Title: Chief Financial Officer

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GUARANTOR:

TREMONT MORTGAGE TRUST,
a Maryland real estate investment trust

By:	/s/ G. Douglas Lanois
Name: G. Douglas Lanois
Title: Chief Financial Officer

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BUYER:

CITIBANK, N.A.

By:	/s/ Richard B. Schlenger
Name: Richard B. Schlenger
Title: Authorized Signatory

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